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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 18, 1996


                            OASIS RESIDENTIAL, INC.
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             (Exact name of registrant as specified in its charter)


          NEVADA                     1-12428               88-0297457
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(State or other jurisdiction        (Commission            (IRS Employer
    of incorporation)                File No.)           Identification No.)


        4041 East Sunset Road, Henderson, Nevada               89014
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        (Address of principal executive offices)            (Zip Code)


                                 (702) 435-9800
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Change in Control of Registrant.

         Not Applicable


Item 2.  Acquisition or Disposition of Assets.

         Not Applicable


Item 3.  Bankruptcy or Receivership.

         Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable


Item 5.  Other Events.

         Oasis Residential, Inc. announced that its fixed charge coverage ratio for the nine months ended September 31, 1996 and 1995 and the years ended December 31, 1995 and 1994 were as follows:


                               Nine Months Ended        Year Ended
                                 September 30,          December 31,
                               -----------------       --------------
                                1996       1995        1995      1994
                                ----       ----        ----      ----
Fixed Charge Coverage Ratio     1.76       2.14        2.10      2.19

         The fixed charge coverage ratio is computed by dividing the Company's earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus interest expense and amortization of debt issuance costs. Fixed charges consist of interest expense, capitalized interest and amortization of debt issuance costs.


Item 6.  Resignations of Registrants Directors.

         Not Applicable


Item 7.  Financial Statements and Exhibits.

         Not Applicable


Item 8.  Change in Fiscal Year.

         Not Applicable



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        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OASIS RESIDENTIAL, INC.
                                        A Nevada corporation



Date: November 18, 1996                 By: /s/ JOHN M. CLAYTON
                                           ---------------------------
                                           John M. Clayton
                                           Vice President and
                                           Chief Financial Officer




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